Exhibit 5.1

Confidential

To: Addex Therapeutics Ltd c/o Addex Pharma SA Chemin des Aulx 12 1228 Plan-les-Ouates Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch T +41 43 222 10 00

[  ], 2020

Addex Therapeutics Ltd | Registration Statement on Form F-1 — Exhibit 5.1

Ladies and Gentlemen

We have acted as special Swiss counsel to Addex Therapeutics Ltd, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form F-1 (the Registration Statement) with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), the offer and sale of up to [  ] registered shares, par value CHF 1.00 each, of the Company (the Shares), including up to [  ] registered shares with a nominal value of CHF 1.00 each to be sold, if and to the extent such option is exercised, to the underwriter pursuant to the option granted to the underwriter (the Option Shares).

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents.

A.                         Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including, in the case of the Registration

Statement (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have only reviewed originals or copies of the following documents (collectively the Documents):

(i)                          an electronic copy of the Registration Statement;

(ii)                       an electronic copy of articles of association (statuts) of the Company dated June 9, 2020, notarized by a licensed notary of the Canton of Geneva on June 10, 2020 (the Articles);

(iii)                    an electronic copy of the internal regulations (règlement d’organisation) of the Company in their version approved by the board of directors of the Company on January 28, 2020 (the Organizational Regulations);

(iv)                   an electronic copy of the resolutions of the board of directors of the Company dated [  ], 2020 (the Execution of Capital Increase Board Resolutions), regarding, inter alia, (a) the increase of the Company’s share capital by up to CHF [  ] through the issuance of up to [  ] common shares with a nominal value of CHF 1.00 each (the Capital Increase Shares) to be issued out of the authorized share capital of the Company (the Capital Increase) (décision d’augmentation) and under exclusion of the shareholders’ pre-emptive subscription rights (droits de souscription préférentiel);

(v)                      an electronic copy of an internet excerpt (extrait internet) from the Commercial Register of the Canton of Geneva dated [  ], relating to the Company (the Internet Excerpt).

No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

B.                         Assumptions

In rendering the opinion below, we have assumed the following:

(a)                      all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)                      all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and|or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;

(c)                       all documents produced to us in draft form will be executed in the form of the draft submitted to us;

(d)                      the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement as of the date hereof;

(e)                       all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic;

(f)                        to the extent relevant for purposes of this opinion, any and all information contained in the Documents is, and all material statements made to us in connection with the Documents are and will be, true, complete and accurate at all relevant times;

(g)                       prior to the issuance of any Capital Increase Shares, the board of directors of the Company will have resolved in the presence of a notary on the execution of the Capital Increase, validly excluded the pre-emptive rights of the existing shareholders for purposes of offering and selling the Capital Increase Shares as contemplated in the Registration Statement, issued a capital increase report and made the corresponding declarations required for implementing the Capital Increase (constatations relatives à l’augmentation du capital) in the presence of a notary and the board resolutions and such further resolutions and ascertainments will not have been amended and will be in full force and effect until the issuance of all Capital Increase Shares;

(h)                      the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (réstitution des versements) and has not undertaken and will not undertake an acquisition in kind (reprise des biens) or intended acquisition in kind (reprise des biens envisagée) without complying with the formal procedure set forth in article 628 of the Swiss Code of Obligations; and

(i)                          all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

(j)                         the Articles, the Organizational Regulations and the Internet Excerpt are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Articles, the Organizational Regulations or the Internet Excerpt as of the date hereof;

(k)                      the Company is, at the date hereof, not insolvent or over-indebted (in the sense of article 725 of the Swiss Code of Obligations (the CO));

(l)                          the Company intends to produce and publish financial statements in accordance with articles 958 et seqq. CO at least annually; and

(m)                  no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion.

C.                         Opinion

1.                           The Capital Increase Shares, if and when issued and paid for pursuant to the Articles and Swiss law, in particular upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Geneva, and entered into the Company’s book of uncertificated securities, have been or will be, as applicable, validly issued, fully paid as to their nominal value and non-assessable.

2.                           The Option Shares have been validly issued and are fully paid as to their nominal value and non-assessable.

D.                         Qualifications

The above opinions are subject to the following qualifications:

(a)                      The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)                      The exercise of voting rights and rights related thereto with respect to any Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(c)                       We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Shares.

(d)                      We express no opinion as regards the exclusion of shareholders’ pre-emptive subscription rights (droits de souscription préférentiel) in connection with the Offering.

(e)                       We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing, tax or other non-legal matter.

*   *   *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. No other person may rely on this opinion for any purpose. Without our prior written consent, this opinion may not (in full or in part) be copied, furnished or quoted to any other person except your advisors and representatives in connection with the matters set forth herein.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being Zurich 1.

Sincerely yours
Homburger AG